Exhibit 99.1

General Electric Capital Services, Inc.
Condensed Statement of Earnings

	Three months ended December 31				Twelve months ended December 31
(In millions, Unaudited)	2011	2010	V	%	2011	2010	V	%

Revenues
Revenues from services	$11,547	$12,618			$48,933	$49,348
Sales of goods	32	44			148	533
Total revenues	11,579	12,662	(9)%		49,081	49,881	(2)%

Costs and expenses
Costs of sales, operating and administrative expenses	4,886	5,960			20,604	22,934
Interest	3,133	3,610			13,883	14,526
Investment contracts, insurance losses and insurance
annuity benefits	745	844			3,059	3,197
Provision for losses on financing receivables	1,095	1,352			4,083	7,176
Total costs and expenses	9,859	11,766	(16)%		41,629	47,833	(13)%

Earnings from continuing operations before
income taxes	1,720	896	92%		7,452	2,048	F
Benefit (provision) for income taxes	(64)	136			(893)	991
Earnings from continuing operations	1,656	1,032	60%		6,559	3,039	F

Earnings (loss) from discontinued operations,
net of taxes	(198)	634			78	(868)

Net earnings	1,458	1,666	(12)%		6,637	2,171	F

Less net earnings attributable to
noncontrolling interests	38	25			127	16
Net earnings attributable to GECS	$1,420	$1,641	(13)%		$6,510	$2,155	F

Amounts attributable to GECS:
Earnings from continuing operations	$1,618	$1,007	61%		$6,432	$3,023	F
Earnings (loss) from discontinued operations, net of taxes	(198)	634			78	(868)
Net earnings attributable to GECS	$1,420	$1,641	(13)%		$6,510	$2,155	F

(1)

General Electric Capital Services, Inc.
Summary of Operating Segments

	Three months ended December 31				Twelve months ended December 31
(In millions, Unaudited)	2011	2010	V	%	2011	2010	V	%

Revenues
Commercial Lending and Leasing (CLL)	$4,392	$4,796	(8)%		$18,178	$18,447	(1)%
Consumer	3,746	4,364	(14)%		16,781	17,204	(2)%
Real Estate	878	856	3%		3,712	3,744	(1)%
Energy Financial Services	292	280	4%		1,223	1,957	(38)%
GE Capital Aviation Services (GECAS)	1,345	1,308	3%		5,262	5,127	3%
Total segment revenues	10,653	11,604	(8)%		45,156	46,479	(3)%
GECS corporate items and eliminations	926	1,058	(12)%		3,925	3,402	15%
Total Revenues	$11,579	$12,662	(9)%		$49,081	$49,881	(2)%

Segment profit
CLL	$777	$567	37%		$2,720	$1,554	75%
Consumer	575	546	5%		3,551	2,523	41%
Real Estate	(153)	(409)	63%		(928)	(1,741)	47%
Energy Financial Services	110	33	F		440	367	20%
GECAS	315	432	(27)%		1,150	1,195	(4)%
Total segment profit	1,624	1,169	39%		6,933	3,898	78%
GECS corporate items and eliminations	(6)	(162)	99%		(501)	(875)	48%
Earnings from continuing operations
attributable to GECS	1,618	1,007	61%		6,432	3,023	F
Earnings (loss) from discontinued operations,
net of taxes, attributable to GECS	(198)	634	U		78	(868)	F
Net earnings attributable to GECS	$1,420	$1,641	(13)%		$6,510	$2,155	F

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General Electric Capital Services, Inc.
Condensed Statement of Financial Position

	December 31,	December 31,
(In billions, Unaudited)	2011	2010

Assets
Cash & marketable securities	$124.1	$104.2
Inventories	0.1	0.1
Financing receivables - net	289.3	312.2
Property, plant & equipment - net	51.4	53.8
Goodwill & intangible assets	28.8	29.4
Other assets	88.9	90.1
Assets of businesses held for sale	0.7	3.1
Assets of discontinued operations	1.2	12.4

Total assets	$584.5	$605.3

Liabilities and equity
Borrowings and bank deposits	$443.1	$470.5
Investment contracts, insurance liabilities and insurance annuity benefits	30.2	30.0
Other liabilities	31.6	31.6
Liabilities of businesses held for sale	0.3	0.6
Liabilities of discontinued operations	1.5	2.4
GECS shareowner's equity	77.1	69.0
Noncontrolling interests	0.7	1.2

Total liabilities and equity	$584.5	$605.3

(3)